HALOZYME PROVIDES 2022 FINANCIAL GUIDANCE AND OUTLOOK

– 2022 Revenue Guidance of $530 to $560 Million Representing 23-26% Growth over Expected 2021 Revenue –
– 2022 Recurring Revenue from Royalties Projected to Grow by Approximately 50% over Record Royalties in 2021 to Approximately $300 Million –

– 2022 GAAP Operating Income Guidance of $350 to $380 Million Representing 32-36% Growth over Expected 2021 GAAP Operating Income –
– 2022 GAAP Diluted EPS Guidance of $1.90 to $2.05 and 2022 Non-GAAP Diluted EPS Guidance of $2.05 to $2.20 –

SAN DIEGO, January 10, 2022 - Halozyme Therapeutics, Inc. (NASDAQ: HALO) today introduced 2022 financial guidance and commented on its outlook for the upcoming year.

“Halozyme had another strong year of financial performance in 2021 with record revenues and profitability driven by strong growth of our wave 2 partner products including the subcutaneous forms of DARZALEX® and Phesgo®,” said Dr. Helen Torley, president and chief executive officer. “Also in 2021, we made substantial progress expanding the future opportunity set for our ENHANZE® technology. We signed an exciting new collaboration agreement with ViiV Healthcare to advance the use of our technology in infectious disease and small molecule applications. In 2022, we project at least four new products utilizing ENHANZE® will enter Phase 1 development, resulting in at least twenty partner programs in our pipeline. We look forward to strong continued total and royalty revenue growth, advancement of at least five ENHANZE® partner programs into Phase 2 and 3 development, and potential new ENHANZE® collaborations and new target nominations. We are also making strategic investments to further drive revenue growth and extend revenue durability. These include investments to expand robust API supply of high yield ENHANZE® and development of a new rHuPH20, with extended room temperature stability, and with patent protection to 2032 in Europe and 2034 in the US.”

Anticipated 2022 Key Events:

•Projected growth of approximately 50% in the Company’s high-margin, recurring revenue stream from royalties to approximately $300 million driven by continued uptake of wave 2 launch products, subcutaneous DARZALEX® (daratumumab) and Phesgo® (pertuzumab, trastuzumab and hyaluronidase) utilizing ENHANZE® technology;
•At least five new Phase 2/3 starts for existing ENHANZE® programs;
•At least four new products utilizing ENHANZE® entering Phase 1 development by the Company’s collaboration partners resulting in at least 20 products in development by end of 2022, compared to 16 at the end of 2021;
•Data from ENHANZE® collaboration partner argenx SE for Phase 3 study of efgartigimod SC utilizing ENHANZE® technology in myasthenia gravis expected in the first half of 2022;
•Investments to further drive revenue growth and extend revenue durability, including:
◦New, higher yield ENHANZE® API;
◦New rHuPH20, with extended room temperature stability, and with patent protection to 2032 in Europe and 2034 in the US;
•At least one new global collaboration and license agreement for ENHANZE®, which is included in Company revenue guidance;
•Up to $250 million in share repurchases, inclusive of $150 million accelerated share repurchase announced in December 2021, as part of the $750 million three-year share repurchase plan authorized by Halozyme's board of directors in December 2021 demonstrating the Company’s continued commitment to a balanced capital allocation strategy.

2022 Financial Guidance:

Revenue

For 2022, Halozyme expects total revenue of $530 million to $560 million, representing growth of 23-26% over 2021 expected total revenue. The Company expects revenue from royalties to increase approximately 50% over expected revenue from royalties in 2021, to approximately $300 million. Product sales related to API and revenue under collaborative agreements are expected to be overall similar to 2021.

Operating Income

For 2022, Halozyme expects GAAP operating income of $350 million to $380 million, representing growth of 32-36% over 2021 expected GAAP operating income, resulting in operating margins greater than 65%. This strong growth is anticipated despite higher projected operating expenses excluding cost of product sales resulting from the Company investing in new initiatives to drive revenue growth and extend revenue durability.

Net Income and Earnings per Share

The Company notes that 2022 will be the first full fiscal year in which Halozyme will record income tax expense as part of its income statement, reflecting Halozyme’s strong profitability.

Net Income

For 2022, Halozyme expects GAAP net income of $270 million to $295 million and Non-GAAP net income of $290 million to $315 million.1

Earnings per Share

For 2022, Halozyme expects GAAP diluted earnings per share of $1.90 to $2.05. In 2021 the Company recorded a one-time, non-cash income tax benefit of $142 million or $0.97 per share, related to the reversal of its tax valuation allowance in the third quarter.

Non-GAAP diluted earnings per share are expected to be $2.05 to $2.20.1 The company notes that 2022 will be the first full fiscal year in which the company will record income tax expense, projected to be $0.55-$0.60 per share.

The Company’s earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2022 Financial Guidance

Guidance Range
Net Revenue	$530 to $560 million
GAAP Operating Income	$350 to $380 million
GAAP Net Income	$270 to $295 million
Non-GAAP Net Income	$290 to $315 million[1]
GAAP Diluted EPS	$1.90 to $2.05
Non-GAAP Diluted EPS	$2.05 to $2.20[1]

Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information and adjusted guidance measures are provided at the end.

About Halozyme

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. Halozyme advises and supports its biopharmaceutical partners in key aspects of new drug development with the goal of improving patients' lives while helping its partners achieve global commercial success. As the innovators of the ENHANZE® technology, which can reduce hours-long treatments to a matter of minutes, Halozyme’s commercially-validated solution has touched more than 500,000 patient lives in post-marketing use via five commercialized products across more than 100 global markets. Halozyme and its world-class partners are currently advancing multiple therapeutic programs intended to deliver innovative therapies, with the potential to improve the lives of patients around the globe. Halozyme’s proprietary enzyme rHuPH20 forms the basis of the ENHANZE® technology and is used to facilitate the delivery of injected drugs and fluids, potentially reducing the treatment burden of other drugs to patients. Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Baxalta, Pfizer, AbbVie, Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics and ViiV Healthcare. Halozyme derives revenues from these collaborations in the form of milestones and royalties as the Company’s partners make progress developing and commercializing their products being developed using ENHANZE®. Halozyme is headquartered in San Diego. For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Note Regarding Use of Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain Non-GAAP financial measures. The Company reports Non-GAAP net income and Non-GAAP diluted earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates Non-GAAP net income and Non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discount, debt extinguishment expense and certain adjustments to income tax expense. Reconciliations between GAAP and Non-GAAP financial measures are included at the end of this press release. The Company evaluates other items of income and expense on an individual basis and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company's ongoing business operations and (iii) whether or not the Company expects it to occur as part of Halozyme's normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These Non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its Non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. Halozyme considers these Non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The Non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company's core business over time and with respect to other companies, as well as assessing trends and future expectations.

Safe Harbor Statement

In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s expected future financial performance (including the Company's financial estimates for 2021 and outlook for 2022) and expectations for future royalty growth, revenue, operating income and earnings-per-share and the Company’s plans to continue its share repurchase program. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible activity, benefits and attributes of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of larger volumes of injectable medications through subcutaneous delivery. Forward-looking statements regarding the

Company's ENHANZE® business may include potential growth and receipt of royalty and milestone payments driven by our partners' development and commercialization efforts, potential new clinical trial study starts and potential data from partner clinical trials, potential new ENHANZE® collaborations and collaborative targets, the Company’s plans to develop new formulations of its API and regulatory review and potential approvals of new ENHANZE® products. These forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected results or delays in the growth of the Company’s ENHANZE® business, or in the development, regulatory review or commercialization of ENHANZE® products, including any potential delays caused by the current COVID-19 global pandemic, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's most recently filed Annual Report on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission.

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS 2022 Guidance
(Unaudited)
(In millions, except per share amounts)

(1) Estimated income tax effect of the Non-GAAP reconciling items are calculated using applicable statutory tax rates, taking into consideration any valuation allowance.

Dollar amounts, as presented, are rounded. Consequently, totals may not add up.

Contact:
Al Kildani
Vice President, Investor Relations and Corporate Communications
858-704-8122
ir@halozyme.com